
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
TENDER OF SHARES OF COMMON STOCK AND SERIES A ESOP CONVERTIBLE JUNIOR PREFERRED
                                     STOCK
     (INCLUDING, IN EACH CASE, THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF
                                  CONRAIL INC.
                                       TO

                            GREEN ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                CSX CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates
("Share Certificates") evidencing shares of common stock, par value $1.00 per share (the "Common Shares") or shares of Series A ESOP Convertible Junior
Preferred Stock, without par value (the "ESOP Preferred Shares" and, together with the Common Shares, the "Shares"), of Conrail Inc., a Pennsylvania corporation (the "Company"), including the associated Common Stock Purchase
Rights (the "Rights") issued pursuant to the Rights Agreement, dated July 19,
1989, between the Company and First Chicago Trust Company of New York, as Rights
Agent (as amended, the "Rights Agreement"), are not immediately available, (ii) time will not permit all required documents to reach IBJ Schroder Bank and Trust
Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "Terms of the Offer; Proration; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. All references herein to the Common
Shares, ESOP Preferred Shares or Shares include the associated Rights. This
Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See "Procedures for Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

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                                                                                By Hand or
             By Mail:                 By Facsimile Transmission:           Overnight Delivery:
      Bowling Green Station                 (212) 858-2611                   One State Street
           P.O. Box 84                   Attn: Reorganization            New York, New York 10004
  New York, New York 10274-0084         Operations Department          Attn: Securities Processing
       Attn: Reorganization                                                      Window,
      Operations Department                                                   Subcellar One
                                   Confirm Facsimile by Telephone:
                                            (212) 858-2103

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Green Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of CSX Corporation, a Virginia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 16, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "Procedures for Tendering Shares" of the Offer to Purchase.

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
Number of Shares:                                    Name(s) of Record Holder(s):
------------------------------------------------     ------------------------------------------------
Certificate Nos. (if available):
------------------------------------------------     ------------------------------------------------
                                                                       PLEASE PRINT
Check ONE box if Shares will be tendered by
book-entry transfer:                                 Address(es):
/ / The Depository Trust Company
                                                     ------------------------------------------------
/ / Philadelphia Depository Trust Company                                ZIP CODE
                                                     Area Code and Tel. No.:
Account Number:
                                                     ------------------------------------------------
Dated: , 1996
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                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "Acceptance for Payment and Payment for Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, (a) in the case of Shares, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery, or (b) in the case of Rights, a period ending the latter of (i) three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery or (ii) three business days after the date Right Certificates are distributed to stockholders.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

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
------------------------------------------------     ------------------------------------------------
                  NAME OF FIRM                                     AUTHORIZED SIGNATURE
------------------------------------------------     ------------------------------------------------
ADDRESS                                                                   TITLE
                                                     Name:
------------------------------------------------
                    ZIP CODE                                           PLEASE PRINT
Area Code and Tel. No.:                                                                  Date: , 1996
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          NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
       SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.